Exhibit 99.2
PV POWERED, INC.
BALANCE SHEET (Unaudited)
MARCH 31, 2010
(Amounts in thousands)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$699
Accounts receivable, net of allowance $331	5,311
Inventories, net	7,712
Prepaid expenses	334
Current portion of loan fees, net	1,388

Total current assets	15,444

PROPERTY AND EQUIPMENT, net	3,736

OTHER ASSETS:
Deposits and other	67
Other intangible assets, net	524

Total assets	$19,771

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$4,772
Accrued payroll and employee benefits	601
Accrued warranty expense, current portion	1,096
Other accrued expenses	1,936
Short-term debt	13,828

Total current liabilities	22,233

LONG-TERM LIABILITIES:
Other long-term liabilities	3,468
Long-term debt and derivative liabilities	8,594

Total liabilities	34,295

SHAREHOLDERS’ EQUITY (DEFICIT):
Series A convertible preferred stock (No par, 260,000 shares authorized, issued and outstanding)	2,600
Common stock (No par, 2,000,000 shares authorized; 1,245,675 issued and outstanding)	15,045
Accumulated deficit	(32,169)

Total stockholders’ deficit	(14,524)

Total liabilities and stockholders’ equity	$19,771

The accompanying notes are an integral part of these unaudited financial statements.

PV POWERED, INC.
STATEMENT OF OPERATIONS (Unaudited)
FOR THE THREE-MONTHS ENDED MARCH 31, 2010
(Amounts in thousands)

SALES	$9,411
COST OF SALES	7,205

GROSS PROFIT	2,206

OPERATING EXPENSES:
Research and development	940
Selling, general and administrative	1,616
Amortization of intangible assets	23

Total operating expenses	2,579

LOSS FROM OPERATIONS	(373)
OTHER EXPENSE, NET	(692)

Loss from operations before income taxes	(1,065)
PROVISION FOR INCOME TAXES	2

NET LOSS	$(1,067)

The accompanying notes are an integral part of these unaudited financial statements.

PV POWERED, INC.
STATEMENT OF CASH FLOWS (Unaudited)
FOR THE THREE-MONTHS ENDED MARCH 31, 2010
(Amounts in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,067)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	615
Stock-based compensation expense	194
Changes in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	393
Inventories	(1,133)
Prepaid expense and other assets	(174)
Increase (decrease) in liabilities:
Accounts payable	330
Accrued liabilities	639
Accrued warranty expense	531

Net cash provided by operating activities	328

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,259)
Patent application costs	(8)

Net cash used in investing activities	(1,267)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from lines of credit	1,700
Payments on long-term debt	(144)

Net cash provided by financing activities	1,556

INCREASE IN CASH AND CASH EQUIVALENTS	617
CASH AND CASH EQUIVALENTS, beginning of period	82

CASH AND CASH EQUIVALENTS, end of period	$699

The accompanying notes are an integral part of these unaudited financial statements.

PV POWERED, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
(Amounts in thousands)
NOTE 1 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been condensed or omitted pursuant to such rules and regulations. These unaudited financial statements should be read in conjunction with the audited Financial Statements and Notes thereto for the fiscal year ended December 31, 2009 (See Exhibit 99.1).
Summary of Significant Accounting Policies
Nature of operations — PV Powered was formed in January of 2003 as a limited liability company. On January 1, 2006 the company converted to a C Corporation and is organized under the laws of the state of Oregon. PV Powered, Inc. designs, manufacturers, sells, and services grid-tied, solar inverters for residential and commercial applications. The company is based in Bend, Oregon.
Estimates and assumptions — Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Estimates include the collectability of accounts receivable, valuation of inventory, warranty costs, loss contingencies, product life cycles, stock-based compensation forfeiture rates, the potential outcome of future tax consequences of events that have been recognized in our financial statements or tax returns and estimating the fair value for impairment of intangible assets. Actual results and outcomes may differ from management’s estimates and assumptions.
Revenue recognition — Revenue is recognized when persuasive evidence of an arrangement exists, shipment has occurred, the fee is fixed or determinable, and collectability is probable. Provisions are estimated and when appropriate, recorded for estimated returns, concessions, and bad debts. Revenue recognition generally occurs upon shipment of product.
Research and development — Research and development expenses include payroll, employee benefits, stock-based compensation, and other headcount-related indirect costs associated with product development. The company expenses all research and development costs as incurred.
Sales and marketing — Sales and marketing expenses include payroll, employee benefits, stock-based compensation, indirect costs associated with sales and marketing personnel and advertising, promotions, tradeshows, seminars, and other marketing-related programs. Advertising costs are expensed as incurred. Advertising expense was $46 for the three-months ended March 31, 2010.
Shipping and handling costs — Freight billed to customers is included in revenue and shipping expense is included in cost of sales.
Cash and cash equivalents — The Company considers all highly liquid interest-earning investments with a maturity of three months or less at the date of purchase to be cash equivalents.

PV POWERED, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
(Amounts in thousands, except per share)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)
Accounts receivable — Trade accounts receivable is recorded at the amount the Company expects to collect on balances at year-end. Management closely monitors outstanding balances and writes off any balances considered uncollectible. Accounts receivable is considered delinquent based on contractual terms, which is typically between 30 and 60 days. The allowance for doubtful accounts reflects management’s best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.
Inventories — Inventories are stated at the lower of cost or market. Cost is determined using the first-in first-out method. The Company regularly reviews inventory quantities on hand, future purchase commitments with suppliers, and the estimated value of inventory. If management’s review indicates a reduction in utility below carrying value, inventory values are reduced to a new cost basis.
Property, equipment, and leasehold improvements — Property, equipment, and leasehold improvements are stated at cost. Major expenditures and those which substantially increase the useful lives will be capitalized. Maintenance, repairs, and minor replacements will be charged to operations when incurred. When property, equipment, and leasehold improvements are sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the stated accounts and any gain or loss is included in income from operations.
Depreciation is provided on property and equipment using the straight-line method based on estimated useful lives ranging from one to ten years. Leasehold improvements are amortized over the lesser of the term of the lease or their estimated useful lives.
Intangible assets - Intangible assets with estimable useful lives are stated at cost and are amortized using the straight-line method over the estimated useful lives of the asset. Intangible assets at March 31, 2010 consisted of purchased technology related to the software that formed part of the initial operating platform for the Company’s products, costs incurred to obtain Underwriters Laboratory (UL) approval for its commercial products, and certain patents held by the Company. The UL costs, software and patents are being amortized over estimated useful lives of 5, 15 and 17.5 years, respectively.
Recoverability of long-lived assets — Management of the Company reviews the carrying value of capitalized tangible assets on a regular basis to reach a judgment concerning possible permanent impairment of value. These reviews consider, among other factors, (1) the net realizable value of each major classification of assets, (2) the cash flow associated with the assets, and (3) significant changes in the extent or manner in which major assets are used. Management believes the carrying value of assets is less than the estimated fair value.

PV POWERED, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
(Amounts in thousands)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)
Warranty — The Company accrues an estimate of its exposure to warranty claims based on both current and historical product performance trends and actual warranty costs incurred. The majority of the Company’s products carry a 10 year warranty, and the Company has sold extended warranties for 20 years on some of its commercial products. The Company assesses the adequacy of its recorded warranty liability annually and adjusts the amount as necessary. Sales of extended warranties are recorded as liabilities and no revenue is recognized until the ultimate outcome of the warranty contract can be determined. No revenue was recognized for the sale of extended warranties during the three months ended March 31, 2010.
Stock-based compensation — The Company recognizes the cost of employee and director services received in exchange for awards of equity instruments, such as the stock options and restricted stock, based on the fair value of those awards at the date of grant over the requisite service period. The Company uses the Black-Scholes-Merton (Black Scholes) pricing model to determine the fair value of stock option awards.
Concentration of credit risk - Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash, cash equivalents, and accounts receivable. The Company maintains its cash accounts with two financial institutions where, at times, deposits exceed federal insurance limits. The balances are insured by the Federal Deposit Insurance Corporation. The Company has credit risk regarding trade accounts receivable. The Company performs initial and ongoing evaluations of its customers’ financial position, and generally extends credit on account, without collateral. The Company determines the need for an allowance for doubtful accounts based upon its historical experience and the expected collectiblity of accounts receivable. For the three-months ended March 31, 2010, 29% of the Company’s revenue was earned from four customers and 33% of the Company’s accounts receivable is due from four customers.
Income taxes - Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities at the applicable enacted tax rates. The Company will establish a valuation allowance for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefit, or that future deductibility is uncertain.

PV POWERED, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
(Amounts in thousands, except per share)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)
The Company recognizes the tax benefit from uncertain tax positions only if it more likely than not that the tax position will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to income tax matters in income tax expense if incurred.
Derivative instruments — Derivative financial instruments are recognized in the balance sheet as either assets or liabilities and are measured at fair value. The changes in fair values are adjusted through charges to income on the statement of operations. The Company only uses derivatives in the form of warrants to purchase common stock issued as financing incentives to lenders.
NOTE 2 — INVENTORIES
Inventories consist of the following at March 31, 2010:

Raw materials	$6,187
Work in process	1,003
Finished goods	496
Other	26

$7,712

The Company has recorded raw materials reserves of $290 at March 31, 2010.

PV POWERED, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
(Amounts in thousands)
NOTE 3 — PROPERTY, PLANT & EQUIPMENT
Property, plant & equipment consists of the following at March 31, 2010:

Office equipment	$413
Manufacturing and research equipment	2,579
Leasehold improvements	751
Vehicles	46
Construction in progress	971

4,760
Less: Accumulated depreciation	(1,024)

$3,736

Depreciation expense for the three-months ended March 31, 2010 was $130.
NOTE 4 — INTANGIBLE ASSETS
Intangible assets and related accumulated amortization are as follows at March 31, 2010.

				Weighted-
	Gross		Net	Average
	Carrying	Accumulated	Carrying	Useful Life
	Amount	Amortization	Amount	in Years
	(In thousands, except weighted-average useful life)
Intangible assets subject to amortization:
Inverter program software	$338	$(122)	$216	15
Intellectual property and patent applications	131	(35)	96	17.5
UL Certifications	322	(110)	212	5

Total amortizable intangibles	$791	$(267)	$524	11.3

Amortization expense for the three-months ended March 31, 2010 was $23.
During 2009 the Company issued detachable warrants to purchase common stock as incentives to lenders, which have been recorded as loan fees and are being amortized over the life of the respective loans (approximately one year on a weighted average basis) using the effective interest rate method.

PV POWERED, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
(Amounts in thousands, except per share)
NOTE 4 — INTANGIBLE ASSETS — (continued)
Total amortization expense for the three-months ended March 31, 2010 related to intangible assets and loan fees was $23 and $462, respectively. Future amortization of intangible assets and loan fees is as follows for years ended December 31:

Year Ending December 31,	Intangibles	Loan Fees	Total
2010 (remaining)	$68	$1,363	$1,431
2011	91	25	116
2012	91	—	91
2013	53	—	53
2014	35	—	35
Thereafter	186	—	186

	$524	$1,388	$1,912

Each year, the Company evaluates intangible assets to determine if an impairment of the asset’s value has occurred. If so, the Company will record a disposal charge equal to the impaired amount.
NOTE 5 — ACCRUED WARRANTY EXPENSE
Changes in the Company’s warranty liability during the three months ended March 31, 2010 were as follows:

Balance at January 1, 2010	$2,953
Increases to accruals related to warranties during the period	611
Settlement of amounts accrued	(81)

Balance at March 31, 2010	$3,483

Warranty reserve — current portion	$1,096
Warranty reserve — noncurrent portion	2,387

Total warranty reserve at March 31, 2010	$3,483

PV POWERED, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
(Amounts in thousands, except per share)
NOTE 6 — SHAREHOLDERS’ EQUITY AND BORROWINGS
2nd Tier Line of Credit and Common Stock Warrants (2nd Tier LOC) — During 2007 and 2008, the Company borrowed funds from various individuals, including shareholders and members of its board of directors, under a line of credit facility in the aggregate amount of $3,209, which is subordinated to the bank line of credit. Interest accrues at the higher of 12% or prime rate plus 3.5% per annum, or 12% at March 31, 2010. Accrued interest and principal is due September 30, 2012. At March 31, 2010, the total amount of principal and interest outstanding was $3,209 and $815, respectively.
3rd Tier Line of Credit and Common Stock Warrants (3rd Tier LOC) - During 2008 and 2009, the Company borrowed funds from various individuals, including shareholders and members of its board of directors, under a line of credit facility in the aggregate amount of $5,528, which is subordinated to the bank line of credit. Interest accrues at 14% per annum and is due, along with the entire outstanding principal balance, on December 31, 2010, which is the maturity date. At March 31, 2010, the total amount of principal and interest outstanding was $5,528 and $1,032, respectively.

PV POWERED, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
(Amounts in thousands)
NOTE 6 — SHAREHOLDERS’ EQUITY AND BORROWINGS — (continued)
Shareholder Line of Credit - The Company has a line of credit from Evans Renewable Holdings II, LLC, the Company’s majority shareholder, with a limit of $5,500, subordinated to the bank line of credit. At March 31, 2010, the outstanding balance was $3,443, consisting of principal and accrued interest of $3,300 and $143, respectively. This note may be prepaid, at any time and from time to time, in whole or part, without penalty or premium, and is due on demand. The line of credit requires payments of principal and interest at the rate of 15%.
NOTE 7 — BANK LINE OF CREDIT
The Company has a short-term line of credit from Key Bank in the amount of $5,000 which is guaranteed by members of the majority stockholder. The guarantors have also pledged either cash or real estate as collateral to the loan. In the event the guaranteeing shareholders are called upon to repay the loan on behalf of the Company, the Company will be required to execute a promissory note to the shareholders in the amount paid. This promissory note will include rights of the holders to convert the note to common stock. There was $5,000 outstanding on this line of credit at March 31, 2010, bearing interest at the prime rate plus 1%, or 5.0% at March 31, 2010. The credit agreement also requires certain quarterly verifications of the guarantors. This line of credit requires payments of interest only. The short-term line of credit matures on July 15, 2010.

PV POWERED, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
(Amounts in thousands, except per share)
NOTE 8 – LONG-TERM OBLIGATIONS
Leases - The Company has acquired operating equipment under the provisions of several capital leases. These leases have effective interest rates ranging between 6.78% and 18.12%, and mature between October 1, 2010 and January 20, 2014. The leases are all secured by the related equipment.
The Company leases its operating facilities under an operating lease which expires in April 2013. The operating facility lease has a purchase option and option to renew through April 2018. Taxes, maintenance and operating expenses are the responsibility of the Company. Payments on the leases during the three-months ended March 31, 2010 totaled $101.
As of March 31, 2010, future obligations related to capital and noncancelable operating leases are as follows for the years ended December 31:

	Capital	Operating
Year Ending December 31,	Leases	Leases	Total
2010 (remaining)	$218	$308	$526
2011	173	414	587
2012	103	422	525
2013	81	142	223
2014	6	—	6

Minimum lease commitments	581	$1,286	$1,867

Remaining unamortized financing charges on capital leases	(93)

	488
Current portion of capital lease payable	(223)

Capital lease payable, net of current portion	$265

PV POWERED, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
(Amounts in thousands, except per share)
NOTE 9 – STOCK-BASED COMPENSATION
The Company expenses stock options on a straight-line basis over the options’ related vesting term. Stock based compensation expense for the three-months ended March 31, 2010 was $194, of which $10 recorded in cost of goods sold, $50 in research and development, $34 in sales and marketing, and $100 in general and administrative expenses.

PV POWERED, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
(Amounts in thousands)
NOTE 10 – FAIR VALUE OF DERIVATIVE INSTRUMENTS
The Company uses derivative financial instruments in the form of warrants to purchase shares of common stock as borrowing incentive. The Company records the fair value of such derivatives on its balance sheet and in its statement of operations as an unrealized gain or loss in the change in fair value of the warrant derivative. There was no change in the fair value of the warrant derivative for the three-months ended March 31, 2010.
The Company defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. There three levels of inputs that may be used to measure fair value:
Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2	Observable inputs other than Level I prices, such as quoted prices for similar assets or liabilities; quoted prices in active markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities
The Company’s warrant derivatives, which are considered Level 3 fair value measurements, are valued using the Black-Scholes pricing model. The Company does not have any other material

PV POWERED, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
(Amounts in thousands, except per share)
Level 1, Level 2 or Level 3 financial assets or liabilities as of March 31, 2010. As of March 31, 2010, there were no material financial assets or liabilities measured on a non-recurring basis that required adjustments or write-downs.
Liabilities measured at fair value on a recurring basis for the Company consisted of the following as of March 31, 2010:

	Level 1	Level 2	Level 3	Total
Warrant derivative liability	$—	$—	$5,385	$5,385

The fair value of financial instruments classified as current assets or liabilities, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, current portion of shareholder lines of credit, and the bank line of credit approximate carrying value, principally because of the short maturity of those items. The fair values of long-tem shareholder lines of credit and capitalized lease obligations approximate carrying value based on their effective interest rates compared to current market rates.

PV POWERED, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
(Amounts in thousands)
NOTE 11 – OTHER INCOME
During the three-months ended March 31, 2010, the Company participated in the Solar Energy Grid Integration System Program (SEGIS) sponsored by the Department of Energy and administered by Sandia National Labs. The Company’s participation in the SEGIS program is performed in stages, and is billed upon the completion of certain milestones. Cost incurred by the company for participation in the program are recorded in other expenses, and amounts to be billed for milestones not yet completed are recorded as costs in excess of billing in accounts receivable. Revenues of $938 were recognized and recorded in other income for three-months ended March 31, 2010, of which $42 were unbilled and $750 were billed and collected as of March 31, 2010.
The remaining amount recorded in other income represents miscellaneous revenue earned by the Company.
NOTE 12 – INCOME TAXES
As of March 31, 2010, the Company has remaining deferred tax benefits related to its federal, state and foreign net operating losses totaling approximately $970. These NOLs will expire, in varying amounts, beginning in 2010 through 2029. The potential future tax benefits of the NOLs have been fully offset by a valuation allowance based on the Company’s analysis of the likelihood of generating sufficient taxable income in the various jurisdictions to utilize the benefits before expiration.
The Company has not performed a valuation during the three months ended March 31, 2010 to determine the value of the prior year NOLs in regards to IRC Section 382. The Company has determined a change in ownership occurred on June 30, 2009. Therefore the Deferred Tax Asset of these prior year NOLs has not been recognized. The gross amount of these prior year NOLs are $6,958. These NOLs will expire, in varying amounts, beginning 2010 through 2025. The company has allocated the current year NOL in accordance to IRC Section 382.
The following table sets out the tax expense and the effective tax rate for the income from operations for the three-months ended March 31, 2010:

Loss before income taxes	$(1,065)
Income tax expense	$2
Effective tax rate	-0.2%
The Company had no unrecognized tax benefits at March 31, 2010. No interest and penalties have been accrued for the three-months ended March 31, 2010.

PV POWERED, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
(Amounts in thousands, except per share)
NOTE 13 – SUBSEQUENT EVENT
On May 3, 2010, the Company was sold to Advanced Energy Industries, Inc. (“ Advanced Energy”), through a reverse triangular merger. Pursuant to the terms of the Agreement and Plan of Merger dated March 24, 2010 (as amended on April 21, 2010, the “Merger Agreement”), by and among Advanced Energy, PV Powered and Neptune Acquisition Sub, Inc., an Oregon corporation and wholly-owned subsidiary of Advanced Energy (“Acquisition Sub”), Acquisition Sub merged with and into PV Powered effective May 3, 2010, with PV Powered as the surviving corporation. Under the terms of the Merger Agreement, Advanced Energy paid $50 million in the form of $35 million in cash and $15 million in Advanced Energy’s common stock. In addition, there is a $40 million potential earn-out based on the Company’s full-year 2010 financial results.